Exhibit 10.10

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EXECUTION VERSION

LICENSE AGREEMENT

BETWEEN

DAIICHI SANKYO COMPANY, LIMITED

AND

RAIN THERAPEUTICS INC.

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TABLE OF CONTENTS

1.	Definitions.	1
2.	License Grants.	9
3.	Development and Commercialization.	10
4.	Technology Transfer.	14
5.	Payments.	15
6.	Intellectual Property.	20
7.	Confidentiality.	24
8.	Representations, Warranties and Covenants.	29
9.	Indemnification.	32
10.	Term and Termination.	34
11.	Dispute Resolution.	40
12.	Miscellaneous Provisions.	41

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EXECUTION VERSION

LICENSE AGREEMENT

This License Agreement (the “Agreement”), dated the 2nd day of September, 2020 (the “Effective Date”), is between DAIICHI SANKYO COMPANY, LIMITED, a Japanese corporation having an office and principal place of business at 5-1, Nihonbashi-honcho 3-chome Chuo-ku, Tokyo 103-8426, Japan (“Daiichi Sankyo”), and RAIN THERAPEUTICS INC., a Delaware corporation having an office and place of business at 8000 Jarvis Avenue, Suite 204, Newark, CA 94560, USA (“Rain”). Daiichi Sankyo and Rain are each referred to herein by name, individually as a “Party” or collectively as “Parties”.

RECITALS:

1. Daiichi Sankyo owns Patents (hereinafter defined) and Know-How (hereinafter defined) in existence as of the Effective Date relating to the Licensed Compound (hereinafter defined); and

2. Rain desires to research, develop and commercialize products containing the Licensed Compound for therapeutic uses in humans; and

3. Daiichi Sankyo desires to grant to Rain a license under its Patents, and Know-How, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants set forth herein, Daiichi Sankyo and Rain agree as follows:

1.	Definitions.

As used in this Agreement, each capitalized term used herein shall have the meaning set forth below unless context clearly and unambiguously dictates otherwise.

1.1. “Affiliate” means, with respect to a Party, any person, firm, trust, corporation, company, partnership, or other entity or combination thereof that controls, is controlled by or is under common control with such Party, for so long as such control exists. For purposes of this definition only, “control” shall mean: (a) beneficial ownership (direct or indirect) of more than fifty percent (50%) of the shares of the entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, in the election of the corresponding managing authority); or (b) the de facto ability to control or direct the management of such person or entity.

1.2. “Applicable Laws” means any federal, state, local, national, and supranational laws, statutes, rules and/or regulations, including any rules, regulations, guidance, guidelines, or

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EXECUTION VERSION

requirements of Regulatory Authorities, national securities exchanges, or securities listing organizations, that may be in effect from time to time during the Term and apply to a particular activity hereunder and including laws, regulations, and guidelines governing the import, export, development, manufacture, transport, handling, storage, distribution, or commercialization of Licensed Compound or Product in or for the Territory (hereinafter defined), including without limitation, the Health Insurance Portability and Accountability Act (HIPAA) Privacy Rule, the European Union Data Protection Directive, Anti-Corruption Laws, Transparency Laws and Privacy Laws.

1.2.1. “Health Insurance Portability and Accountability Act (HIPAA) Privacy Rule” means the Standards for Privacy of Individually Identifiable Health Information found in 45 CFR Part 160 and Subparts A and E of Part 164.

1.2.2. “European Union Data Protection Directive” means Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data.

1.2.3. “Anti-Corruption Laws” means the UK Bribery Act 2010, as amended, the United States Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. 78dd-1 et seq. and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism.

1.2.4. “Transparency Laws” means laws related to: (i) the collection and reporting of any payments or transfers of value to certain healthcare professionals and teaching hospitals, which include, without limitation, relevant provisions of the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and its implementing regulations along with similar laws and regulations in other countries; and (ii) the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs, as well as any registration, notification and reporting requirements under any state drug pricing transparency laws, and its implementing regulations, respectively, along with similar laws and regulations in other countries.

1.2.5. “Privacy Laws” means the Health Insurance Portability and Accountability Act (“HIPAA”), the General Data Protection Regulation 2016/679 or any other similar law to be applied in connection with safety information from any sources, to permit the sharing of safety information.

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EXECUTION VERSION

1.3. “Business Day” means a day other than a Saturday, Sunday, a day on which commercial banks located in the United States or Japan are authorized or required by law to remain closed, or each Party’s Corporate Holiday (hereinafter defined).

1.4. “Calendar Quarter” means each three (3) month period during a Calendar Year starting on January 1st, April 1st, July 1st, or October 1st and ending on March 31st, June 30th, September 30th or December 31st, respectively.

1.5. “Calendar Year” means each twelve (12) month period starting on January 1st and ending on December 31st.

1.6. “Commercially Reasonable Effort” means, with respect to a Party, those efforts and resources, as applicable, relating to a certain activity or activities, including, without limitation, the research, development and commercialization of a Product (hereinafter defined) in accordance with such Party’s business, legal, medical and scientific judgment, such reasonable efforts and resources to be in accordance with the efforts and resources a reasonably comparable pharmaceutical company would use for a product owned by it, or to which it has rights, which is of similar market potential, at a similar stage in its product life, taking into account the competitiveness of the marketplace, regulatory status, relative safety and efficacy of such product, product profile, and reimbursement considerations. Commercially Reasonable Efforts will be determined on a country-by-country basis for the applicable Licensed Compound or Product, and the level of effort that is necessary to constitute Commercially Reasonable Effort will change over time, reflecting changes in the status of such Licensed Compound or Product (as applicable) and the market or country involved.

1.7. “Competing Compound” has the meaning provided in Section 3.6.1.

1.8. “Confidential Information” has the meaning provided in Section 7.1.

1.9. “Conditional Approval” means, with respect to a Product, Marketing Approval (hereinafter defined) that requires, as a condition of such approval, additional (or a continuation of) clinical trials for such Product to obtain further safety or efficacy data.

1.10. “Continuing Clinical Trials” means on-going Phase 1 clinical trials listed on Exhibit D which are conducted by Daiichi Sankyo or its Affiliates as of the Effective Date and will continue to be conducted by Daiichi Sankyo after the Effective Date.

1.11. “Control”, with respect to Patents or Know-How, means possession of the ability (whether by license or ownership, or an Affiliate having possession by license or ownership) to grant a license or sublicense, of or within the scope set forth in this Agreement, without violating the terms of any written agreement with any Third Party.

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EXECUTION VERSION

1.12. “Corporate Holiday” means, with respect to a Party, a day on which the office of such Party is closed, and such Party gave prior notice and got prior consent from the other Party.

1.13. “Cover”, “Covering” or “Covered” means, with respect to a Patent, that, but for a license granted to a Party under a claim included in such Patent, the practice by such Party of an invention claimed in such Patent would infringe such claim (or in the case of a Patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent).

1.14. “Daiichi Sankyo Technology” means the Daiichi Sankyo Patents and Daiichi Sankyo Know-How.

1.14.1. “Daiichi Sankyo Know-How” means (a) Know-How related to the Licensed Compound or Product that is (i) Controlled by Daiichi Sankyo as of the Effective Date or (ii) discovered or developed from the Continuing Clinical Trials and Transferred Clinical Trials during the Term, that is reasonably necessary to research, develop, and manufacture the Licensed Compound or Product and (b) Daiichi Sankyo’s interest in Joint Know-How.

1.14.2. “Daiichi Sankyo Patents” means (a) Patents Controlled by Daiichi Sankyo as of the Effective Date or during the Term with a claim Covering the Licensed Compound or Product and (b) Daiichi Sankyo’s interest in Joint Patents. Daiichi Sankyo Patents as of the Effective Date are set forth in Exhibit B.

1.15. “DMF” means a Drug Master File as more fully defined in 21 C.F.R. §314.420 in the United States or similar documents filed with a Regulatory Authority (hereinafter defined) in another jurisdiction.

1.16. “DS-3032b” means a compound Controlled by Daiichi Sankyo and described more fully on Exhibit A.

1.17. “EMA” means the European Medicines Agency or any successor entity.

1.18. “EU” means the European Union, as its membership may be constituted from time to time, and any successor thereto, and which, as of the Effective Date, consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain and Sweden, and that certain portion of Cyprus included in such organization.

1.19. “FDA” means the United States Food and Drug Administration or any successor entity.

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EXECUTION VERSION

1.20. “Field” means all human prophylactic or therapeutic uses of the Licensed Compound that derive therapeutic effect by binding to MDM2 for the prevention and treatment of any Indication.

1.21. “First Commercial Sale” means the date on which the Product is [***] by Rain, its Affiliate, or its Sublicensee (hereinafter defined) to Third Parties (hereinafter defined) for commercial sale in any country in the Territory after Marketing Approvals have been granted, or such sale is otherwise permitted, by the Regulatory Authority in such country, excluding samples, compassionate use (including named patient programs).

1.22. “Full Approval” means, with respect to a Product, (a) a further Marketing Approval for such Product that was previously granted Conditional Approval following the completion of all requirements of such Conditional Approval, or (b) a Marketing Approval that is granted, in the first instance, without any additional clinical trial requirements.

1.23. “IND” means, in the United States, an effective Notice of Claimed Investigational Exemption for a New Drug filed with the FDA as more fully defined in 21 C.F.R. §312.3, and, with respect to every other country in the Territory, the equivalent application (i.e., a filing that must be made prior to commencing clinical testing of Product in humans) for such country, filed with the applicable Regulatory Authority in such country.

1.24. “Indication” means, with respect to a Product, a prophylactic or therapeutic use for a particular disease or condition, with respect to which use at least one clinical trial is required to support the inclusion of such disease or condition in the indication statement of a package insert approved by a Regulatory Authority for such Product and for which an application for Marketing Approval (or a supplement, extension or amendment thereto) must be filed to obtain such Marketing Approval by such Regulatory Authority; provided that for clarity, the use of a Product for a disease or condition for a patient population that is a subset of the patient population for which such Product has already received Marketing Approval for such disease or condition is eligible to be an additional Indication if it meets the foregoing requirements. For clarity, a labelling change based on the results of a clinical trial that removes a requirement for certain specified prior treatment shall be deemed a new Indication.

1.25. “Invention” means any new or useful process, machine, manufacture, or composition of matter relating to or comprising the Licensed Compound or Product, and any improvement, enhancement, modification or derivative work to any Daiichi Sankyo Technology, that is conceived or first reduced to practice or first demonstrated to have utility during the Term in connection with the Parties’ activities to develop, manufacture and commercialize the Licensed Compound and Product(s) anywhere in the world.

1.26. “Joint Technology” means the Joint Patents and Joint Know-How.

1.26.1. “Joint Know-How” means Know-How, including any Invention, that is conceived of, discovered, developed, made and/or reduced to practice

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EXECUTION VERSION

jointly by or on behalf of employees, agents, or consultants of Daiichi Sankyo or its Affiliates, on the one hand, and employees, agents, or consultants of Rain, its Affiliates, or its Sublicensees, on the other hand.

1.26.2. “Joint Patents” means Patents with a claim Covering an Invention that is conceived of, discovered, developed, made and/or reduced to practice jointly by or on behalf of employees, agents, or consultants of Daiichi Sankyo or its Affiliates on the one hand, and employees, agents, or consultants of Rain, its Affiliates, or its Sublicensees, on the other hand.

1.27. “Know-How” means confidential and proprietary information and tangible materials, whether patentable or unpatentable, including, without limitation: (a) ideas, discoveries, Inventions, improvements or trade secrets; (b) tests, assays, techniques, methods, procedures, formulas, processes and data, including, but not limited to, clinical data (including patient report forms, preliminary and final investigators’ reports, statistical analyses, expert opinions and reports, safety and other electronic databases, Regulatory Filings and communications, and the like), pharmacological, preclinical and toxicological data, as well as manufacturing information and descriptions; and (c) pharmaceutical, chemical and biological materials, products and compositions of matter. Know-How does not include any Patents.

1.28. “Licensed Compound” means DS-3032b as well as any [***].

1.29. “Major European Country” means each of the United Kingdom, France, Germany, Italy and Spain.

1.30. “Market Exclusivity” means exclusive right to sell a Product in a country or region as the result of applicable laws and/or regulations, including data exclusivity, pediatric exclusivity.

1.31. “Marketing Approval” means, with respect to the Product, all approvals, licenses, registrations or authorizations of any Regulatory Authority, necessary for the manufacturing, use, storage, import, transport and sale of such Product in any country within the Territory including Conditional Approval and Full Approval but excluding pricing or reimbursement approval where governmental approval is required for pricing, or for the Product to be reimbursed by national health insurance.

1.32. “MDM2” means the protein encoded by the human gene MDM2.

1.33. “NDA” means a New Drug Application, filed with the FDA to obtain Marketing Approval for the Product in the United States, or its foreign equivalent (or a supplement, extension or amendment thereto), or any successor application having substantially the same function.

1.34. “Net Sales” means the gross amounts invoiced for the Product sold by Rain, its Affiliates, or its Sublicensees (each a “Selling Party”) in finished product form, packaged and labeled for sale in arm’s length transactions to Third Parties, less the following deductions from such gross amounts: [***]. Net Sales, as set forth in this definition, will be calculated by applying

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EXECUTION VERSION

the Selling Party’s standard accounting practices, in accordance with generally accepted accounting principles used by the Selling Party, as consistently applied in its respective audited financial statements.

1.34.1. [***]. Additionally, the following will not be included in Net Sales: [***].

1.34.2. In the event that a Product is sold as part of a Combination Product, where “Combination Product” means any unified dose of pharmaceutical product which is comprised of Product and other therapeutically active compound(s) and/or ingredients (collectively, the “Other Products”), Net Sales of Product, for the purposes of determining royalty payments and achievement of sales milestones, shall be determined by [***]. Each of “weighted average sale price” and “reasonably estimated commercial value” shall be determined, [***], as set forth below:

“Weighted average sale price” and “reasonably estimated commercial value,” as the case may be, for the Product and Other Products shall be calculated once at the commencement of each [***] and such amount shall be used during all applicable royalty reporting periods for the entire following [***]. When determining the weighted average sale price of the Product or Other Products, the weighted average sale price shall be calculated [***] (or the number of months sold in a partial [***]) of the preceding [***] for the respective Product or Other Products. “Reasonably estimated commercial value” shall be determined by [***]. If the Parties do not agree, such dispute shall be first referred to the discussion between the Parties in accordance with Section 11.1, but if not resolved as set forth in Section 11.1, shall be resolved in accordance with Section 11.2 hereof. In the [***] in which the First Commercial Sale occurs, [***] will be used for the Product and Other Products, if applicable. [***].

1.35. “Patents” means any of the following: (a) any issued and unexpired patent, including without limitation, any inventor’s certificate, substitution, extension, re-registration, confirmation, reissue, re-examination, re-validation, renewal or any similar governmental grant for protection of inventions (including, but not limited to, patent term extensions, pediatric exclusivity or supplementary protection certificate); (b) any patent application including, without limitation, any continuation, divisional, substitution, continuation-in-part, provisional applications and converted provisional applications; and (c) all foreign counterparts of any of the foregoing.

1.36. “Phase 2 Clinical Trial” means a human clinical trial of the Licensed Compound or Product, the principal purpose of which is a determination of safety and efficacy in the target patient population, which is prospectively designed to generate sufficient data that may permit commencement of Pivotal Clinical Trials (hereinafter defined), or a similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to law or otherwise, including the trials referred to in 21 C.F.R. §312.21(b), as amended, irrespective of whether it is nominally titled or referred to as a “Phase 2 clinical trial” or “Phase 2 clinical study”.

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EXECUTION VERSION

1.37. “Phase 3 Clinical Trial” means a human clinical trial of the Licensed Compound or Product on a sufficient number of subjects in an indicated patient population that is designed to establish that the Licensed Compound or Product is safe and efficacious for its intended use and to determine the benefit/risk relationship, warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support Marketing Approval of such Licensed Compound or Product, including all tests and studies that are required by the Regulatory Authorities from time to time, pursuant to applicable law or otherwise, including the trials referred to in 21 C.F.R. §312.21(c), as amended, irrespective of whether it is nominally titled or referred to as a “Phase 3 clinical trial” or“ Phase 3 clinical study”.

1.38. “Pivotal Clinical Trial” means a Phase 3 Clinical Trial or any other clinical trial that has been identified by Regulatory Authority as being sufficient to obtain Marketing Approval to market the Product in such Indication.

1.39. “Product” means any pharmaceutical preparation in any dosage form which contains the Licensed Compound as an active ingredient, whether alone or in combination with other active pharmaceutical ingredient(s).

1.40. “Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the research, development, manufacture, commercialization or other use (including the granting of Marketing Approvals) of the Product(s) in any country in the Territory including, with respect to the United States of America, the FDA, and with respect to the European Union, the EMA.

1.41. “Regulatory Filings” means, collectively, all INDs for the Licensed Compound, the DMF, any application for Marketing Approval, Marketing Approvals and other filings for the Product, such as annual reports, required by any Regulatory Authority in any country in the Territory.

1.42. “Sublicensee” means any Third Party or Affiliate of Rain that is granted a sublicense of the rights granted in Section 2.1 by Daiichi Sankyo hereunder in accordance with the terms of Sections 2.2 and 2.3, regardless of the number of intermediate sublicenses (tiers) granted between Rain and such Rain’s Affiliate(s) or Third Party(ies).

1.43. “Term” has the meaning provided in Section 10.1.

1.44. “Territory” means all countries and territories of the world.

1.45. “Third Party” means any entity other than a Party or an Affiliate of a Party.

1.46. “Transferred Clinical Trials” means on-going Phase 1 clinical trials listed on Exhibit C which are conducted by Daiichi Sankyo or its Affiliates as of the Effective Date and will be transferred to Rain after the Effective Date in accordance with Section 3.1.5.

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EXECUTION VERSION

1.47. “Valid Claim” means a claim of any issued and unexpired Patent (as may be extended through supplementary protection certificate or patent term extension or the like) or pending patent application, which claim has not been revoked, held invalid, unpatentable, or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid, unpatentable, or unenforceable through reissue, re-examination or disclaimer or otherwise.

2.	License Grants.

2.1. Scope of Grant. In consideration of and subject to the terms and conditions of this Agreement, Daiichi Sankyo grants to Rain, a royalty-bearing, exclusive (even as to Daiichi Sankyo, except as otherwise expressly set forth herein) right and license in the Field in the Territory, with the right to grant one or more sublicenses through multiple tiers in accordance with the terms of Sections 2.2 and 2.3, under the Daiichi Sankyo Technology: (a) to research and develop the Licensed Compound and Product; (b) to make, have made, use, import and export the Licensed Compound for the purpose of making, having made, using, offering for sale, selling, marketing, distributing, importing and exporting Product; and (c) to make, have made, use, offer for sale, sell, have sold, market, distribute, import and export Product.

2.2. Sublicenses. Rain may grant sublicenses of the license granted under Section 2.1, other than the right to manufacture or have manufactured, to one or more Sublicensees without Daiichi Sankyo’s prior written consent upon giving [***] prior notice to Daiichi Sankyo. [***]. Rain may grant the right to manufacture or have manufactured the Licensed Compound or the Product to one or more Sublicensees or the Third Parties including CMO and toll manufacturers in accordance with Section 2.3. Rain will ensure that all Sublicensees are bound by the same obligations as those set forth hereunder, including, but not limited to the obligations of confidentiality and non-use of Confidential Information. Rain will use reasonable efforts to enforce the sublicense agreement in the case of any breach thereof that would be a breach of the terms of this Agreement if committed by Rain. On or before [***], until the expiration or termination of the Term, Rain shall provide to Daiichi Sankyo [***] sublicense report describing: (a) identity (name and address) of all current Sublicensees, irrespective of tiers of sublicense and (b) the nature and scope of sublicense (subject activities, geographical location, etc.).

2.3. Approval of Manufacturer. Within [***] after the Effective Date, Rain shall provide the list of the proposed manufacturers of Licensed Compound or Product, including information: (a) name of manufacturer, (b) address of manufacturer, (c) the location of manufacture, (d) what to manufacture (API or pharmaceutical preparation and its dosage form), (e) the name of their sub-licensor or entity that gave manufacturing rights, and whether they will be granted a right to sublicense, and (f) in case of the manufacturer of the Product, for which countries or regions to sell. Daiichi Sankyo shall review such list and inform Rain in writing of any potential manufacturer(s) on the list that are approved (such approval not to be unreasonably withheld, delayed or conditioned). If Daiichi Sankyo does not notify Rain of its approval of a proposed manufacturer within [***] of receiving the list from Rain, such sublicensee shall be

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EXECUTION VERSION

deemed approved. If Rain wishes to engage a manufacturer that is not on the then current list of approved manufacturers, it may request approval of such manufacturer by submitting a written request to Daiichi Sankyo. Daiichi Sankyo shall review such request and inform Rain in writing if such proposed manufacturer is approved. If Daiichi Sankyo does not notify Rain of its approval of a manufacturer within [***] of receiving the request from Rain, such manufacturer shall be deemed approved. Any denial of approval by Daiichi Sankyo shall be made in good faith based on reasonable concerns related to the particular manufacturer. If requested by Rain, Daiichi Sankyo shall discuss its reasons for denying approval of a manufacturer. For clarity, approval of a manufacturer by Daiichi Sankyo does not change or limit Rain’s obligations under this Agreement. Daiichi Sankyo shall have the right to review the terms of the proposed sublicense agreement in advance and provide comments, such comments to be considered in good faith by Rain.

2.4. No Other Rights. It is expressly understood that Rain is not granted any rights to the Daiichi Sankyo Technology, except as expressly provided in Sections 2.1 and 2.2. For clarity, Rain shall not have any right to the Licensed Product out of the Field.

3.	Development and Commercialization.

3.1. Research and Development

3.1.1. Responsibility. Subject to Sections 3.1.4, 3.1.5 and 3.1.6, Rain will be solely responsible at its expense for research, development and registration of the Licensed Compound and Product in the Field in the Territory after the Effective Date.

3.1.2. Diligence. Rain, either directly or through one or more of its Affiliates or Sublicensees, will use Commercially Reasonable Efforts to receive at least three (3) Full Approval for use in the Field and to maintain the same during the Term in each of the following countries/region: the United States of America, each Major European Country, and one country outside the United States of America and EU. Both Parties agree and acknowledge that failure by Rain to use Commercially Reasonable Efforts as set forth in this Section 3.1.2 will be considered a material breach of this Agreement for which Daiichi Sankyo may terminate the Agreement in accordance with Section 10.2.1.

3.1.3. Further Development. Subject to Sections 3.1.5 and 3.1.6, Rain shall conduct all clinical trials and non-clinical studies to obtain Marketing Approval(s) within the Territory. On or before [***] and [***] of each [***], Rain shall provide Daiichi Sankyo [***] development report describing: (a) the achievement of any development milestone event described in Section 5.2 of this Agreement; (b) any other significant or material events in the development of the Licensed Compound, and/or Product(s); (c) a summary of development milestones specified in Section 5.2 expected to be achieved for the Licensed Compound and/or each Product during the subsequent

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EXECUTION VERSION

[***]; and (d) a good faith projection of the current development plan for each Product. In addition to such [***] reports, Rain shall inform [***] Daiichi Sankyo in writing of any material change to its research and development plan.

3.1.4. IND Transfer. Daiichi Sankyo shall transfer [***] (for [***] study) and [***] (for [***] study) to Rain as soon as appropriate after the Effective Date and hereby assigns, effective on the date agreed by the Parties, both INDs to Rain. Rain shall be responsible for the cost of transferring the INDs.

3.1.5. Transferred Clinical Trials. Subject to Section 3.1.4, Rain and Daiichi Sankyo shall discuss when and how Rain takes over Daiichi Sankyo’s responsibility for Transferred Clinical Trials within [***] after the Effective Date. Rain shall be responsible for the cost of Transferred Clinical Trials incurred after the Effective Date at its own expense. With respect to the on-going Phase 1 clinical trial of DS-3032b in combination with [***] (i.e., Daiichi Sankyo’s internal reference code for clinical trial “[***]”) which is one of the Transferred Clinical Trials, Daiichi Sankyo and Rain shall execute an agreement for the terms and conditions that includes the following but not limited to: (i) supply of [***], (ii) regular update of study status, (iii) safety data exchange and (iv) ownership of the results and IP. Daiichi Sankyo shall provide Rain with the draft of itemized [***] invoice for customary and reasonable Third Party costs and expenses incurred for CRO services, data management and biostatistics after the Effective Date to continue the Transferred Clinical Trials until the transfers are completed, to the extent consistent with a budget agreed by the Parties as of the effective date of above agreement related to [***]. Rain shall review such draft and inform Daiichi Sankyo of its comments within [***] of receiving the draft of invoice. If Rain does not notify Daiichi Sankyo of its comments, such invoice shall be deemed finalized. Rain shall reimburse Daiichi Sankyo within [***] of receiving an itemized [***] invoice from Daiichi Sankyo. With respect to [***] study, Daiichi Sankyo shall be responsible for preparing the final report.

3.1.6. Continuing Clinical Trials. Subject to Section 3.1.4, Daiichi Sankyo shall continue to conduct the Continuing Clinical Trials until all subjects complete the study treatment, the clinical drug supplies in Daiichi Sankyo’s possession as of the Effective Date are depleted or the expiration date of such clinical drug supplies has passed, whichever is the earliest. If Daiichi Sankyo makes a decision to close a Continuing Clinical Trial, Daiichi Sankyo will provide notification to Rain [***] before termination of such Continuing Clinical Trial and related contracts. Daiichi Sankyo shall be responsible for preparing the final report for the Continuing Clinical Trials after such Clinical Trials are completed. With respect to [***] study, Daiichi Sankyo shall continue to collect trial safety data for [***] study after IND transfer to Rain in accordance with Section 3.1.4 until completion of preparing the final report for [***] study under a pharmacovigilance agreement executed by the Parties. Daiichi Sankyo shall provide Rain with the draft of itemized [***] invoice for customary and reasonable Third Party costs and expenses incurred for CRO services, data management and biostatistics after the Effective Date to continue the Continuing Clinical Trials, the cumulative total amount of which shall not exceed [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

3.1.7. Regulatory Submissions. Rain shall be responsible for the preparation, filing and maintenance of all Regulatory Filings and related submissions with respect to the Licensed Compound and Product in the Territory and shall bear the cost of such preparation, filing and maintenance of Regulatory Filings, except that Daiichi Sankyo shall be responsible for all such activities and costs for the Transferred Clinical Trials prior to transfer of the INDs therefor to Rain and for the Continuing Clinical Trials until all subjects complete the study treatment, the clinical drug supplies in Daiichi Sankyo’s possession as of the Effective Date are depleted or the expiration date of such clinical drug supplies has passed, whichever is the earliest. Rain shall be responsible for all regulatory interactions and responsibilities relating to obtaining any Marketing Approval in the Territory.

3.2. Commercialization.

3.2.1. Responsibility. Rain will be solely responsible at its expense for commercialization of the Product in the Field in the Territory.

3.2.2. Diligence. Rain shall have the sole responsibility to commercialize Products throughout the Territory. Rain, either directly or through its Affiliates, and/or its Sublicensees, shall use Commercially Reasonable Efforts to launch the Product(s) in the Field as soon as reasonably practicable after receipt of the Marketing Approval and, if applicable, pricing and reimbursement approval, in a country where such Marketing Approval and pricing and reimbursement approval was obtained, and thereafter to market, promote and sell Product(s) in the Field in such country. Both Parties agree and acknowledge that failure by Rain to use Commercially Reasonable Efforts as set forth in this Section 3.2.2 will be considered a material breach of this Agreement, for which Daiichi Sankyo may terminate the Agreement in accordance with Section 10.2.1.

3.3. Manufacturing.

3.3.1. Responsibility. Except for materials transferred under Section 3.3.2, Rain will be solely responsible at its expense for manufacturing of all of the Licensed Compound and Product that are necessary for further development and commercialization of such Licensed Compound and Product after the Effective Date (except for the Transferred Clinical Trials until transferred and Continuing Clinical Trials until completion). Manufacturing of the Licensed Compound and Product may be done by Rain directly, or through an Affiliate or Sublicensee, provided that Daiichi Sankyo is informed of any sublicensing of Daiichi Sankyo Technology as provided in Section 2.2, and Rain has obtained approval for any entity that manufactures Licensed Compounds or Products as provided in Section 2.3.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

3.3.2. Existing Stock of Materials. Within [***] after Rain notifies Daiichi Sankyo of the location where the existing stock of materials will be delivered, Daiichi Sankyo will make arrangements to deliver to Rain or its designee the existing stock of the Licensed Compound and other materials that are listed in Exhibit E. Upon request, appropriate documentation will be provided for all materials transferred pursuant to this Section 3.3.2. Such stock of the Licensed Compound and other materials set forth in this Section 3.3.2 will be provided, [***], by Daiichi Sankyo to Rain; provided, however, that all related shipping costs and insurance shall be paid by Rain. Daiichi Sankyo hereby represents and warrants to Rain that the materials labeled “GMP” in Exhibit E have been manufactured and stored in accordance with GMP (as defined by the FDA) and will comply with GMP at the time of delivery.

3.4. Compliance. Rain and all of its Affiliates and Sublicensees will conduct all research, development, regulatory, manufacturing and commercialization activities with respect to the Licensed Compound and/or Product in compliance in all material respects with all applicable legal requirements and regulatory standards including GLP, GCP and GMP, to the extent applicable, and in compliance with all other Applicable Laws.

3.5. Third Party Licenses. If Rain finds any Patent that is Controlled by a Third Party and which Rain believes is necessary to research, develop, register, manufacture and commercialize the Licensed Compound and Product in the Field in the Territory, as between the Parties, Rain shall have the sole right to obtain a license from such Third Party under such Patent(s) (a “Third Party License”). Rain will be responsible for all obligations arising from such Third Party License executed on and after the Effective Date. In the event that Rain obtains a Third Party License, Rain shall make all required payments thereunder without incurring any cost to Daiichi Sankyo. Rain shall not deduct any payments made under any Third Party License from its required payment to Daiichi Sankyo pursuant to this Agreement. Daiichi Sankyo will be responsible for all obligations arising from written agreements with Third Parties executed before the Effective Date that are necessary to research, develop, register, manufacture and commercialize, or that otherwise relate to or have payment obligations in connection with, the Product in the Territory.

3.6. Competing Programs.

3.6.1. Non-Compete. During the Term, except for activities under this Agreement, Rain shall not, itself or through its Affiliates or any Third Party, conduct or participate in any research, development, commercialization or manufacturing of any compound that derives same therapeutic effect by the same mode of action of the Licensed Compound (“Competing Compound”) in the Territory. Daiichi Sankyo shall not develop or commercialize any product containing any Licensed Compound.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

3.6.2. Acquired Molecules. During the Term, if Rain or its Affiliates, as a result of a merger or other transaction, acquires or is acquired by a Third Party that is developing and/or distributing, marketing or selling, either on its own or through such Third Party’s affiliate or licensee, a product that contains Competing Compound, the surviving entity in such transaction shall discontinue development or commercialization of, or divest such Competing Compound within [***] after such transaction is completed (and any activities during such [***] period will not be a breach of this Agreement). Provided however, in the case Rain is acquired by a Third Party, such Third Party shall terminate this Agreement in its entirety on written notice to Daiichi Sankyo within thirty (30) days of such transaction if it decides not to discontinue development or commercialization of, or divest Competing Compound, in which case the effects of termination set forth in Section 10.5.1 will apply.

3.6.3. Confidential Information. During and after the Term, Rain shall not and shall cause its Affiliates, and require its Sublicensees, not to use any Daiichi Sankyo Technology or any Confidential Information received from Daiichi Sankyo for any purpose, including to research, develop, register, manufacture, or commercialize any compound and product other than the Licensed Compound and Product, other than as expressly allowed under this Agreement.

4.	Technology Transfer.

4.1. Non-Clinical Data. Within [***] after the Effective Date, Daiichi Sankyo will provide to Rain the non-clinical data and study reports listed in Exhibit F. Such provision of data and study reports, and any other information will be done through an electronic data room or other reasonable means, as determined by Daiichi Sankyo after consulting with Rain. Daiichi Sankyo will provide such data and study reports in the language which it was drafted and Daiichi Sankyo shall not be obligated to translate such documents.

4.2. Clinical Data. Within [***] after the Effective Date, Daiichi Sankyo will provide to Rain the clinical data and study reports listed in Exhibit G. Daiichi Sankyo and/or its Affiliates will timely prepare and submit 2021 development safety update reports (“DSUR”) for the Transferred Clinical Trials and Continuing Clinical Trials. Upon a written request from Rain, Daiichi Sankyo will transfer interim trial data and audit/compliance-related documents from the Transferred Clinical Trials and Continuing Clinical Trials to Rain. Such provision of data and study reports, and any other information, will be done through an electronic data room or other reasonable means, as determined by Daiichi Sankyo after consulting with Rain. Daiichi Sankyo will provide such data and study reports in the language in which it was drafted and Daiichi Sankyo shall not be obligated to translate such documents. Daiichi Sankyo hereby represents and warrants that as of the Effective Date, it is not aware of any Suspected, Unexpected, Serious Adverse Reactions (“SUSARs”) that have not been properly reported to all applicable Regulatory

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

Authorities. If there are any ongoing communications as of the Effective Date with respect to any SUSARs reporting, Daiichi Sankyo shall complete such reporting after the Effective Date. Rain shall be responsible for preparing and submitting 2022 DSUR and thereafter for the Transferred Clinical Trials and Continuing Clinical Trials.

Rain shall be responsible for preparing the final report for the Transferred Clinical Trials other than [***] study on its own or by another vendor of its choice, and Daiichi Sankyo shall have no responsibility for preparing such final report.

The cost to prepare the final report for the Continuing Clinical Trials has been included in the cost to be reimbursed by Rain, as provided in Section 3.1.6.

4.3. Manufacturing Technology. Within [***] after the Effective Date, Daiichi Sankyo will provide to Rain or to a contract manufacturer selected by Rain and reasonably approved by Daiichi Sankyo in accordance with Section 2.3, the documents, reports, data, analytical reports, and other information listed in Exhibit H. Such provision of documents, reports, data, analytical reports, and any other information will be done through an electronic data room or other reasonable means, as determined by Daiichi Sankyo after consulting with Rain. Daiichi Sankyo will provide such documents, reports, data, analytical reports, and other information in the language in which it was drafted and Daiichi Sankyo shall not be obligated to translate such documents.

4.4. Assistance. Following the technology transfer under Sections 4.1, 4.2 and 4.3, upon the request of Rain, appropriate personnel at Daiichi Sankyo will remain reasonably available to answer questions and to provide other assistance regarding the transferred technology, subject to reasonable conditions and approval by Daiichi Sankyo, for up to [***] after the Effective Date. If Rain provides Daiichi Sankyo with a good faith rationale for why it needs assistance from Daiichi Sankyo’s personnel related to its manufacturing technology in Section 4.3, Daiichi Sankyo will make such personnel available to Rain for up to [***] after the [***] anniversary of the Effective Date. Notwithstanding above, if Rain receives inquiries from Regulatory Authorities in [***] and [***] for information not available in the transferred technology, Daiichi Sankyo will provide reasonable assistance.

4.5. Reimbursement for Assistance. Rain shall reimburse Daiichi Sankyo for reasonable out-of-pocket expenses that are required to provide assistance under Section 4.4 to Rain and shall pay Daiichi Sankyo a rate of [***] per day per person for the time expended by Daiichi Sankyo personnel for travel outside of Japan requested by Rain. All extraordinary costs shall be subject to the Parties’ agreement.

5.	Payments.

5.1. Upfront Payment. In consideration of Daiichi Sankyo’s grant of the rights and licenses to Rain hereunder, Rain will pay Daiichi Sankyo a non-refundable, non-creditable payment of five million Dollars ($5,000,000) within [***] of the Effective Date.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

5.2. Development Milestones. As further consideration for Daiichi Sankyo’s grant of the rights and licenses to Rain hereunder, Rain shall pay Daiichi Sankyo the following nonrefundable, non-creditable, one-time milestone payments with respect to the Product upon achievement of the development milestone events described below.

Milestone Event	Payment Amount
a) [***]	[***	]
b) [***]	[***	]
c) [***]	[***	]
d) [***]	[***	]
e) [***]	[***	]
f) [***]	[***	]
g) [***]	[***	]
h) [***]	[***	]
i) [***]	[***	]
j) [***]	[***	]
k) [***]	[***	]
l) [***]	[***	]
m) [***]	[***	]
n) [***]	[***	]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

Rain shall [***] (and in any event within [***] after achievement of such milestone event) notify Daiichi Sankyo in writing of the achievement of any such milestone event. After receipt of such notice from Rain, Daiichi Sankyo shall issue Rain an invoice for the amount of the corresponding milestone payment. Rain shall pay Daiichi Sankyo within [***] after receipt of an invoice therefor from Daiichi Sankyo. If at the time any given milestone payment set forth in this Section 5.2 is due [***] and one or more preceding milestone payments for antecedent milestone events [***] have not been paid, then such unpaid precedent milestone payments shall be paid at such time as well. Notwithstanding the foregoing, [***], then, milestone event a) and b) are achieved and milestone payments for milestone event a) and b) shall become due. Rain shall notify Daiichi Sankyo in writing (i) [***] after the achievement of such milestone event (“First Notice”) and (ii) on [***] (“Second Notice”). Daiichi Sankyo shall issue Rain invoice for milestone event b) after receiving First Notice and issue invoice for milestone event a) after receiving Second Notice, which invoices Rain shall pay Daiichi Sankyo in accordance with this Section 5.2. For clarity, Rain shall be required to pay each development milestone payment only once, regardless of the order in which the milestone events occur.

5.3. Sales Milestone Payments. As further consideration for Daiichi Sankyo’s grant of the rights and licenses to Rain hereunder, Rain will pay to Daiichi Sankyo the following payments upon the first achievement of the following levels of aggregate annual Net Sales of all Products by Rain, its Affiliates, and its Sublicensees. If two or more sales milestone events are achieved in the same [***], then Rain shall pay to Daiichi Sankyo all of the applicable milestone payments achieved in such [***]. Rain shall deliver written notice to Daiichi Sankyo within [***] after the end of the [***] in which a sales milestone threshold described in this Section 5.3 is achieved for the first time. Aggregate annual Net Sales of all Products shall be calculated based on Net Sales for each Calendar Year. After receipt of such notice from Rain, Daiichi Sankyo shall issue Rain an invoice for the amount corresponding to the applicable sales milestones event. Rain shall pay Daiichi Sankyo within [***] after receipt of an invoice therefor from Daiichi Sankyo.

Milestone Event	Payment Amount
Aggregate Annual Net Sales of all Products combined in the Territory in a Calendar Year equals or exceeds [***]	[***	]
Aggregate Annual Net Sales of all Products combined in the Territory in a Calendar Year equals or exceeds [***]	[***	]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

Aggregate Annual Net Sales of all Products combined in the Territory in a Calendar Year equals or exceeds [***]	[***	]
Aggregate Annual Net Sales of all Products combined in the Territory in a Calendar Year equals or exceeds [***]	[***	]

5.4 Royalty Payments.

5.4.1 General. During the royalty term described in Section 5.4.3, Rain shall pay royalties to Daiichi Sankyo based on the aggregate annual Net Sales of all Product(s) combined in the Territory by Rain, and its Affiliates and Sublicensees. Each aggregate annual Net Sales of all Product(s) in the Territory shall be calculated based on Net Sales for such Product in each Calendar Year. The amount or royalties to be paid by Rain shall be calculated using the royalty rates set forth in Section 5.4.2.

5.4.2. Royalty Rates. During the royalty term pursuant to Section 5.4.3, Rain will pay Daiichi Sankyo royalties of [***] of aggregate annual Net Sales of all Product(s) sold by Rain, its Affiliates, and/or its Sublicensees. In the event that all Valid Claims of Daiichi Sankyo Patents Covering the Product are expired in a particular country, the royalty rates shall be reduced to [***] in such country during the royalty term set forth in Section 5.4.3.

5.4.3. Term of Royalty Payments. The duration of Rain’s royalty obligation will be determined on a country-by-country and Product-by-Product basis until the later of: (i) the loss of all Market Exclusivity for such Product in such country, (ii) the expiration of all Valid Claims of Daiichi Sankyo Patents that Cover the Licensed Compound or Product in such country, or (iii) twelve (12) years from the launch of the first Product that is sold by Rain, its Affiliate, or its Sublicensee in that country. Thereafter Rain will have a fully paid up exclusive license to the Licensed Compound and the Product(s) in that country.

5.5. Payments and Reports. Within [***] of the close of each [***] during which Net Sales are recognized, Rain shall deliver a report specifying in the aggregate and on a country-by-country and monthly basis: [***]. Daiichi Sankyo shall issue Rain an invoice for the amount of the corresponding royalty payments, which invoice Rain shall pay Daiichi Sankyo within [***] of its receipt thereof.

5.6. Forecast Reports. Within [***] of the close of each [***], Rain shall deliver report specifying a good faith estimated Net Sales, royalties and sales milestones to be paid to Daiichi Sankyo for each of the next [***]. Rain shall send the first such report within [***] of receiving the first Marketing Approval anywhere in the Territory, provided that such first report shall include a forecast of Net Sales for the next [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

5.7. Payment Method. All payments due to Daiichi Sankyo under this Agreement will be made by bank wire transfer in immediately available funds to an account designated by Daiichi Sankyo. All payments hereunder shall be made in the legal currency of the United States, and all references to “$” or “Dollars” herein refer to U.S. Dollars. Rain shall be responsible for paying all transfer and other fees related to completing all bank wire transfers required under this Agreement, except for the transfer fee imposed by the bank designated by Daiichi Sankyo. Within [***] after the Effective Date, Daiichi Sankyo will provide Rain all information necessary to make such bank wire transfers. Thereafter, any change to such bank wire transfer information will be transmitted to Rain by a notice in accordance with Section 12.11.

5.8. Currency Conversion. If any currency conversion is required in connection with the calculation of amounts payable hereunder, such conversion will be made using the average of the buying and selling exchange rate for conversion of the foreign currency and U.S. Dollars, quoted for current transactions reported in [***] for the last Business Day in the [***] to which such payment pertains.

5.9. Late Payments. Rain shall pay interest to Daiichi Sankyo on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to [***], calculated on the number of days such payment is delinquent. This Section 5.9 will in no way limit any other remedies available to Daiichi Sankyo.

5.10. Taxes.

5.10.1. Withholding Taxes. If Rain is required to withhold any tax to the tax or revenue authorities in any country in the Territory regarding any payment to Daiichi Sankyo, such amount may be deducted from the payment to be made by Rain, provided that Rain [***] notifies Daiichi Sankyo so that Daiichi Sankyo may take lawful actions to avoid or minimize such withholding. Rain will [***] furnish Daiichi Sankyo with copies of any tax certificate or other documentation evidencing such withholding, as necessary to enable Daiichi Sankyo to support a claim, if permissible, for income tax credit in respect of any amount so withheld. Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty in effect from time to time. On or shortly after the Effective Date, Daiichi Sankyo shall deliver to Rain a properly completed Internal Revenue Service (“IRS”) Form W-8BEN-E or other applicable IRS Form W-8.

5.10.2. Value Added Taxes. All payments due to Daiichi Sankyo from Rain pursuant to this Agreement shall be paid exclusive of any value added tax, which will be paid by Rain upon receipt of a valid value added tax invoice. For clarity, the upfront, milestone and royalty payments under this Agreement are not subject to such value added tax in Japan as long as Rain’s entity in Japan does not make the payment.

5.11. Records. Rain will keep, and will cause its Affiliates and its Sublicensees to keep, complete, true and accurate books of accounts and records, in compliance with applicable laws

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EXECUTION VERSION

and the terms and conditions of this Agreement, sufficient to determine and establish the calculation of Net Sales and royalties payable under this Agreement for a period of [***] after the year in which the sale of the Product(s) generating the same occurred.

5.12. Inspection of Records. At the request of Daiichi Sankyo, Rain and its Affiliates will permit an independent certified public accountant appointed by Daiichi Sankyo and reasonably acceptable to Rain, to inspect the books and records described in Section 5.11 (except that Rain will directly audit its Sublicensees upon request, no more frequently than [***]); provided that such inspection shall be at reasonable times and upon reasonable notice and not more often than [***], and the same records may not be audited more than once except it is necessary to be audited due to new fact that were not recognized in the first audit. Such accountant will enter into a customary confidentiality agreement with Rain. Any inspection conducted under this Section 5.12 will be at Daiichi Sankyo’s expense, unless such inspection reveals any underpayment of [***] or more of any amount due to Daiichi Sankyo during the audited period, in which case the full costs of such inspection will be paid by Rain. Any amount found to be due to Daiichi Sankyo, will be paid by Rain within [***] with interest on the underpayment at the rate specified in Section 5.9 from the date such payment was originally due until paid.

6.	Intellectual Property.

6.1. Ownership of Licensed Intellectual Property. Subject to the licenses granted in Article 2 of this Agreement, each Party will retain all right, title and interest in and to, and ownership of, all inventions, Know-How, Patents and other intellectual property conceived, discovered, developed, reduced to practice, or otherwise made solely by or on behalf of such Party (or its Affiliates or its or their Sublicensees). Subject to the licenses and other rights granted herein, as between the Parties, each Party will own an equal, undivided interest in any and all Joint Know-How and Joint Patents. Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement, each Party will be entitled to practice, license and assign its interest in the Joint Technology without the duty of accounting or seeking consent from the other Party, and where consent is required, such consent is hereby given. Inventorship and ownership rights in Inventions and other Know-How created, developed, conceived and/or reduced to practice after the Effective Date under this Agreement will be determined under the intellectual property laws of the United States of America, irrespective of where such creation, development, conception, discovery, development or making occurs.

6.2. Filing, Prosecution and Maintenance.

6.2.1. Daiichi Sankyo Patents.

6.2.1.1. Rain Responsibility. Subject to Section 6.2.1.2, using counsel of its choice, Rain shall be responsible, at its sole expense, for preparing, filing, prosecuting, and maintaining the Daiichi Sankyo Patents, including preparing and filing requests for patent term extensions, supplemental protection certificates, pediatric exclusivity, or similar

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EXECUTION VERSION

protections that extend the term of such Daiichi Sankyo Patents. Rain shall also be solely responsible for defending the Daiichi Sankyo Patents from any challenges to their validity or enforceability, including responding to patent office communications or office actions, oppositions, reissue or reexamination proceedings, or interferences, brought by any Third Party, whether before a patent authority or judicial body. Rain shall consult with Daiichi Sankyo and keep it reasonably informed regarding actions it takes in connection with preparing, filing, prosecuting, maintaining and defending Daiichi Sankyo Patents. Daiichi Sankyo shall, upon request, provide reasonable support to Rain, including signing documents necessary for Rain to fulfill its obligations under this Section 6.2.1.1. If Rain decides that it will no longer prosecute or maintain a Daiichi Sankyo Patent in a certain country, it will give Daiichi Sankyo reasonable notice of its decision, which will include sufficient time prior to the expiration or termination of all relevant deadlines for taking necessary actions to preserve the rights in such Daiichi Sankyo Patent. Daiichi Sankyo will have the right, but not the obligation, to assume control over and continue prosecuting and maintaining any Daiichi Sankyo Patent that Rain ceases to prosecute and maintain.

6.2.1.2. Daiichi Sankyo Responsibility. Using counsel of its choice, Daiichi Sankyo shall, at its own expense, be responsible for further prosecuting and maintaining the Patent that is described as [***]. Daiichi Sankyo shall also be solely responsible for defending such [***] from any challenges to their validity or enforceability, including responding to patent office communications or office actions, oppositions, reissue or reexamination proceedings, or interferences, brought by any Third Party, whether before a patent authority or judicial body. Daiichi Sankyo shall provide Rain a reasonable opportunity to review and comment on material submissions and correspondence regarding to the prosecution, maintaining or defending of [***], provided Daiichi Sankyo has final decision-making authority over such matters. If Daiichi Sankyo decides that it will not continue to prosecute or maintain [***], it will notify Rain of its decision and, if requested, take all necessary steps to allow Rain to assume responsibility for prosecuting and maintaining such [***].

6.2.2. Rain Patents and Joint Patents. Rain will be responsible, at its sole expense, for preparing, filing, prosecuting, and maintaining Patents that cover its own inventions (“Rain Patents”), and Joint Patents that are useful to research, develop, manufacture or commercialize the Licensed Compound or Product. Rain will also be solely responsible for defending the Rain Patents and Joint Patents from any challenges to their validity or enforceability, including responding to patent office communications or office actions, oppositions, reissue or reexamination proceedings, or interferences, brought by any Third Party, whether before a patent authority or judicial body. Rain

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

will consult with Daiichi Sankyo and keep it reasonably informed regarding actions it takes in connection with preparing, filing, prosecuting, maintaining and defending Joint Patents. If Rain, in its sole discretion, decides that it will no longer prosecute or maintain a Joint Patent, it will give Daiichi Sankyo reasonable notice of its decision, which will include sufficient time prior to the expiration or termination of all relevant deadlines for taking necessary actions to preserve the rights in such Joint Patent, and will allow Daiichi Sankyo to assume control over and continue prosecuting and maintaining such Joint Patent. If requested by Daiichi Sankyo, Rain will assign its rights in such Joint Patent to Daiichi Sankyo or its designee.

6.2.3. Regulatory Exclusivity. If Rain decides to seek regulatory and/or data exclusivity for a Product, Rain will be responsible, at its sole expense, for preparing and filing such requests with the applicable Regulatory Authority. Daiichi Sankyo will, upon request, provide reasonable support to Rain in preparing and filing such requests to Regulatory Authority in [***] and [***] at Rain’s expense.

6.3. Defense of Infringement Claims by Third Parties.

6.3.1. Liability. If a Third Party files or threatens to file an infringement claim against either Party or both Parties related to the manufacture, use, offer for sale, sale, importation or exportation of a Licensed Compound or Product in any country within the Territory, Rain will defend such claim at its own expense and will be solely responsible for all damages awarded to the Third Party plaintiff, whether as a result of a court order or an agreement to settle. Daiichi Sankyo will assist and cooperate with Rain in defending such claim(s) upon reasonable requests and at Rain’s expense. Notwithstanding anything to the contrary herein, this Section 6.3.1 and Section 6.3.2 are subject to Article 9.

6.3.2. Control. Rain will solely control the defense of infringement claim(s) brought against either Party or both Parties by Third Parties arising from the manufacture, use, offer for sale, sale, importation or exportation of a Licensed Compound or Product in any country within the Territory, including the right to control settlement of such claim(s), provided that Rain may not agree to terms in the settlement that will adversely affect Daiichi Sankyo’s rights or interests unless Daiichi Sankyo has given prior written consent, which will not be unreasonably withheld or delayed. Notwithstanding Rain’s right to control the defense of claim(s) of infringement, if Daiichi Sankyo is named as a defendant, it will have the right to participate in such case, including by engaging separate counsel, at its sole expense. Without affecting or limiting Rain’s right to control the defense of infringement claims by Third Parties, if Daiichi Sankyo elects to engage separate counsel, the Parties shall cooperate in defending and/or settling such claims.

6.4. Enforcement Actions against Third Parties.

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6.4.1. Notification. If either Party learns of any infringement, unauthorized use, misappropriation or ownership claim, or threatened infringement of any Daiichi Sankyo Technology and/or Joint Technology by a Third Party with respect to the Licensed Compound or Product anywhere within the Territory, including the filing of an ANDA under Section 505(j) of the U.S. Federal Food, Drug, and Cosmetic Act (“FD&C Act”) or an application under Section 505(b)(2) of the FD&C Act naming a Product as a reference listed drug and including a certification under Section 505(j)(2)(A)(vii)(IV) or 505(b)(2)(A)(iv), respectively, or any equivalent filing outside of the U.S. (“Hatch-Waxman Case”), such Party will [***] notify the other Party in writing and will [***] provide the other Party with available evidence of such infringement or other such claim, provided that in the case of Hatch-Waxman Case, the Party receiving such notice shall notify the other Party within [***] of such receipt and provide the paragraph (IV) notice letter (or the applicable equivalent thereof).

6.4.2. Control.

6.4.2.1. Rain Responsibility. Subject to Section 6.4.2.2, Rain will have the first right, but not the obligation, to institute an infringement suit, initiate administrative proceedings, or take other appropriate action against a Third Party for any alleged infringement of any Daiichi Sankyo Patents or Joint Patents anywhere within the Territory, including a defense or counterclaim in connection with any Third Party infringement claim, at its sole cost and expense, using counsel of its own choice. If Rain does not secure actual cessation of the offending activities, or institute an infringement proceeding or other administrative proceeding against an offending Third Party, Rain will notify Daiichi Sankyo of such circumstances as soon as reasonably practicable, but in any case no later than [***] (or such shorter period as necessary to preserve rights, in the case of Hatch-Waxman Case, within [***] after such receipt) of learning of such infringement or threatened infringement. Upon receiving such notice, Daiichi Sankyo will have the right, but not the obligation, at its sole discretion, to take appropriate actions in the name of either Party or both Parties. Each Party will execute all necessary and proper documents, and take such actions as are necessary and appropriate to allow the other Party to institute and prosecute such infringement actions and will otherwise cooperate in instituting and prosecuting such actions (including, without limitation, consenting to being named as a nominal party thereto).

6.4.2.2. Daiichi Sankyo Responsibility. Daiichi Sankyo will have the first right, but not the obligation, to institute an infringement suit, initiate administrative proceedings, or take other appropriate action against a Third Party for any alleged infringement of [***] anywhere within the Territory, including a defense or counterclaim in connection with any Third Party infringement claim, at its sole cost and expense, using counsel of its

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own choice. Daiichi Sankyo shall provide Rain a reasonable opportunity to review and comment on material submissions and correspondence regarding the infringement of [***], provided Daiichi Sankyo has final decision-making authority over such matters. If Daiichi Sankyo does not secure actual cessation of the offending activities, or institute an infringement proceeding or other administrative proceeding against an offending Third Party, Daiichi Sankyo will notify Rain of such circumstances as soon as reasonably practicable, but in any case no later than [***] (or such shorter period as necessary to preserve rights, in the case of Hatch-Waxman Case, within [***] after such receipt) of learning of such infringement or threatened infringement. Upon receiving such notice, Rain will have the right, but not the obligation, at its sole discretion, to take appropriate actions in the name of either Party or both Parties. Each Party will execute all necessary and proper documents, and take such actions as are necessary and appropriate to allow the other Party to institute and prosecute such infringement actions and will otherwise cooperate in instituting and prosecuting such actions (including, without limitation, consenting to being named as a nominal party thereto).

6.4.3. Expenses. The costs and expenses of any such enforcement actions against Third Parties (including fees of attorneys and other professionals) will be paid by the Party instituting the action, or, if the Parties elect to cooperate in instituting and maintaining such action, such costs and expenses will be borne by the Parties in such proportions as they may agree in writing. Any damages paid by Third Parties as a result of such an enforcement action (whether by way of settlement or otherwise) will be applied first to reimburse both Parties for all costs and expenses incurred. If such funds are not sufficient to reimburse all expenses of both Parties, all funds will be divided on a pro rata basis in the same proportion as the costs and expenses incurred. If any funds remain after all expenses of both Parties have been reimbursed, such excess funds will be divided on a pro rata basis in the same proportion as the costs and expenses incurred.

6.5. Trademarks. Rain will have the right and the responsibility, at its expense, to choose the brand(s) under which the Licensed Product will be marketed in the Territory. Rain will, at its expense, own all trademarks used in the marketing of the Licensed Product in the Territory.

7.	Confidentiality.

7.1. Confidential Information. Except to the extent expressly authorized by this Article 7 or otherwise agreed in a writing signed by both Parties, each Party (the “Receiving Party”) shall, during and for [***] after the Term of this Agreement, keep confidential and not publish or otherwise disclose and not use for any purpose other than as explicitly provided for in this Agreement (including performing its obligations and exercising its rights) any confidential and

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proprietary information or materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) that are disclosed or provided to it by the other Party or an Affiliate of the other Party (each a “Disclosing Party”) or otherwise received or accessed by a Receiving Party, its Affiliates, or its Sublicensees from the Disclosing Party in the course of performing its obligations under this Agreement including, but not limited to, any trade secrets, Know-How, Product specifications, formulae, processes, techniques and information relating to the Disclosing Party’s past, present and future marketing, financial, and research and development activities for any product of the Disclosing Party and the pricing thereof (collectively, “Confidential Information”). Confidential Information of each Party includes (a) any information disclosed by such Party under the Bilateral Confidential Disclosure Agreement between the Parties dated January 27, 2020 and as amended on May 22, 2020 and June 16, 2020, and (b) the terms and conditions of this Agreement.

7.2. Exceptions. Notwithstanding the foregoing, Confidential Information does not include information or materials to the extent that it can be established by the Receiving Party that such information or material:

7.2.1. is already lawfully known to the Receiving Party, other than under an obligation of confidentiality at the time of disclosure by the Disclosing Party as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;

7.2.2. is generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

7.2.3. becomes generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party and other than through any act or omission of the Receiving Party, its Affiliates, or its Sublicensees in violation of this Agreement;

7.2.4. is independently developed by the Receiving Party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

7.2.5. is lawfully disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation not to disclose such information to others.

7.3. Authorized Disclosure. Notwithstanding Section 7.1, the Receiving Party may disclose Confidential Information of the Disclosing Party:

7.3.1. to its respective directors, officers, employees, consultants and advisors, and to the directors, officers, employees, consultants and advisors of such Receiving Party’s Affiliates, Sublicensees, or potential investors or sublicensees, who

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have a need to know such Confidential Information in connection with the activities or transactions contemplated in this Agreement and have an obligation to treat such Confidential Information as confidential under terms no less restrictive than those set forth herein (provided that the term of such obligations may be shorter but no less than [***]);

7.3.2. in its publicly filed financial statements or other public statements pursuant to applicable laws, regulations, and stock exchange rules or otherwise disclosed pursuant to applicable law; provided, that: (a) the terms of this Agreement are redacted to the greatest extent possible; and (b) such Receiving Party provides the Disclosing Party with a copy of the proposed text of such statements or disclosure (including any exhibits containing this Agreement) sufficiently in advance of the scheduled release or publication thereof to afford the Disclosing Party a reasonable opportunity to review and comment on the proposed text (including redacted versions of this Agreement).

7.3.3. to governmental authorities to facilitate the issuance of Marketing Approvals for a Product; provided that reasonable measures are taken to assure confidential treatment of such information;

7.3.4. to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, prosecuting or defending litigation, complying with applicable governmental regulations, conducting preclinical activities or clinical trials and marketing a Product;

7.3.5. to Third Parties in connection with a Receiving Party’s efforts to secure financing or enter into strategic partnerships or other transactions (including mergers or acquisitions), provided such information is disclosed only on a need-to-know basis and under confidentiality provisions at least as stringent as those in this Agreement (provided that the terms of such obligations may be shorter but no less than [***]);

7.3.6. that is required to be disclosed in response to a valid order by a court or other governmental body and provided that the Receiving Party provides the Disclosing Party with prompt notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy, then the Receiving Party may furnish only that portion of the Confidential Information which the Receiving Party is legally compelled to disclose;

7.3.7. that is required to be disclosed in connection with any legal or regulatory requirements or obligations, including SEC filings or Regulatory Filings, provided that the Receiving Party offers reasonable cooperation to the Disclosing Party in an attempt, as may be permitted and appropriate, to redact or seek confidential treatment of sensitive Confidential Information; or

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7.3.8. if the Receiving Party is Daiichi Sankyo, to Third Parties who are listed in Exhibit J for the purpose of complying with the obligation of the agreements with such Third Parties, provided such information is disclosed under confidentiality provisions at least as stringent as those in this Agreement (provided that the terms of such obligations may be shorter but no less than [***]).

7.4. Publications by Rain. If Rain, its Affiliates, and/or its Sublicensees, but excluding its clinical investigators, proposes a publication related to the Licensed Compound or Product that includes Confidential Information of Daiichi Sankyo, Rain will first submit an early draft of such publication to Daiichi Sankyo, whether they are to be presented orally or in written form, at least [***] prior to submission for publication or presentation. Daiichi Sankyo will review such proposed publication/presentation in order to avoid unauthorized disclosure of its Confidential Information and to preserve the patentability of inventions. Based on the review, as soon as reasonably possible, but no more than [***] from receipt of the advance copy of the proposed publication, Daiichi Sankyo may:

7.4.1. Request that Rain delete such Confidential Information of Daiichi Sankyo contained in the proposed publication, in which case Rain, its Affiliate, or its Sublicensee shall delete such Confidential Information from its proposed publication; and/or

7.4.2. Inform Rain that its proposed publication could be expected to have a material adverse effect on any Patent, Know-How, compound or product of Daiichi Sankyo, in which case Rain, its Affiliate, or its Sublicensee shall delay such proposed publication for an additional [***] to permit the timely preparation and first filing of patent application(s) covering the information involved.

7.5. Publication by Daiichi Sankyo. Daiichi Sankyo may publish or otherwise disclose the data and results of (i) Daiichi Sankyo’s pre-clinical and clinical studies conducted prior to the Effective Date or (ii) any collaboration between Daiichi Sankyo and academia that exists as of the Effective Date relating to the Licensed Compound provided that it will receive prior written consent from Rain which consent shall not be unreasonably withheld, conditioned or delayed; provided that Daiichi Sankyo and Rain shall discuss the inclusion of reference to Rain in each such publication or disclosure and agree to an expression in advance in writing. Notwithstanding the foregoing, Rain and Daiichi Sankyo will jointly decide the timing of a publication or presentation of the results of the [***] Continuing Clinical Trial pursuant to Section 7.4. Written consent of Rain will not be required to publish any information that has already been publicly disclosed either prior to the Effective Date or after the Effective Date through no fault of Daiichi Sankyo or otherwise not in violation of this Agreement. Daiichi Sankyo shall give Rain at least [***] to review the draft contents of the abstract, the poster or the slide deck before it is presented at the conferences and the draft contents of the journal article before it is submitted for publication, shall

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EXECUTION VERSION

consult with Rain with respect thereto, and shall incorporate any reasonable comments of Rain with respect thereto. Daiichi Sankyo will provide the draft in the language which it was drafted and Daiichi Sankyo shall not be obligated to translate such draft. Notwithstanding the foregoing, Rain will notify Daiichi Sankyo within such [***] period if the proposed publication could be expected to have a material adverse effect on any Patent, Know-How, compound or product of Rain (including any Licensed Compound or Product or Daiichi Sankyo Technology), in which case Daiichi Sankyo will delay such proposed publication for an additional [***] to permit the timely preparation and first filing of patent application(s) covering the information involved.

7.6. Publication by Academia. Any academia, who is collaborated with Daiichi Sankyo under a particular agreement relating to the Licensed Compound as of the Effective Date, may publish or otherwise disclose the study design, the data and results of pre-clinical and clinical studies conducted under such agreement. Daiichi Sankyo shall give Rain at least [***] to review and comment on the draft contents of the abstract, the poster or the slide deck before such academia is presented at the conferences and the draft contents of the journal article before such academia is submitted for publication, provided that Rain acknowledges and agrees that the review period may be shorter, depending on the circumstances and demands of the academia. Daiichi Sankyo shall incorporate any reasonable comments of Rain with respect thereto. Daiichi Sankyo will provide the draft in the language which it was drafted and Daiichi Sankyo shall not be obligated to translate such draft.

7.7. Press Releases. Neither Party may issue any press release including any Confidential Information disclosed by the other Party or the other Party’s name without such Party’s review and prior written approval, except as required under Applicable Laws. Rain may issue any press release related to the Licensed Compound which is not including Daiichi Sankyo’s Confidential Information and/or company name provided it shall submit the final draft of such press release to Daiichi Sankyo at least [***] (or such shorter period as necessary in the event of legally required disclosures) prior to publication.

7.8. Restrictions on Use. During and for [***] after the Term, the Receiving Party shall not use, and shall ensure that its Affiliates, and require that its Sublicensees do not use any Confidential Information disclosed to it by a Disclosing Party or otherwise received or accessed from the Disclosing Party in the course of performing its obligations under this Agreement for any purpose including press release other than as expressly provided herein without the prior written approval of the Disclosing Party. For clarity, this restriction will not apply to information that is covered by one or more of the exceptions described in Section 7.2 of this Agreement.

7.9. Use of Name. Except as otherwise provided herein, neither Party has any right, express or implied, to use the name or other designation of the other Party or any other trade name, trademark or logo of the other Party in any manner or for any purpose in connection with this Agreement without the prior written approval of the other Party, except for use in connection with notices or filings required by law, rule, or regulation.

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EXECUTION VERSION

8.	Representations, Warranties and Covenants.

8.1. Representations and Warranties of Both Parties. Each Party represents and warrants to the other, as of the Effective Date, that:

8.1.1. it is duly organized and validly existing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

8.1.2. it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and that it has the right to grant to the other Party the licenses granted pursuant to this Agreement, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

8.1.3. this Agreement is legally binding upon it and, upon execution by the other Party, shall be enforceable in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and subject to the general principles of equity (regardless of whether enforcement is sought in a court of law or equity);

8.1.4. the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any governmental agency or Regulatory Authority having jurisdiction over it;

8.1.5. it has not granted any right to any Third Party that would conflict with the rights granted to the other Party hereunder;

8.1.6. it has not been debarred under the Generic Drug Enforcement Act of 1992 (21 U.S.C. §301 et seq.), is not under investigation for debarment action, has not been disqualified as an investigator pursuant to 21 C.F.R. §312.70, does not have a disqualification hearing pending and is not currently employing (and in the case of Daiichi Sankyo, did not previously employ in connection with its activities with respect to any Licensed Compound or Product) any person or entity that has been so debarred or disqualified to perform any of its obligations under this Agreement. It shall [***] notify the other Party if it is so debarred or disqualified and shall terminate any so debarred or disqualified individual’s or entity’s participation in the performance of any of its obligations under this Agreement [***] upon its awareness of such debarment or disqualification; and

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EXECUTION VERSION

8.1.7. it is not aware of any action, suit or inquiry or investigation instituted by any person or governmental agency that questions or threatens the validity of this Agreement.

8.2. Additional Representations, Warranties and Covenants of Daiichi Sankyo. Daiichi Sankyo warrants, represents and covenants to Rain as follows:

8.2.1. As of the Effective Date, Daiichi Sankyo owns or Control all of the Daiichi Sankyo Technology in existence on the Effective Date, free and clear of all encumbrances, and has the right to grant the licenses with respect thereto as purported to be granted herein; Exhibit B is an accurate listing by serial number, filing date, country and status of all patents and patent applications owned or controlled by Daiichi Sankyo or its Affiliates as of the Effective Date that claim or cover any Licensed Compound or Product; with respect to any Daiichi Sankyo’s obligation with respect to Licensed Compound or Product under certain agreements existing as of the Effective Date as between Daiichi Sankyo and Third Party (“Upstream Agreement”), all Upstream Agreements are in full force and effect as of the Effective Date, Daiichi Sankyo is not in breach thereof, and Daiichi Sankyo has not received any written notice of default or termination of any Upstream Agreement; Daiichi Sankyo covenants that during the Term, (i) it shall use all reasonable efforts to satisfy all of its obligations under, and take all reasonable steps necessary to maintain in full force and effect, each of the Upstream Agreements, (ii) it shall not assign, amend, restate or terminate in whole or in part, or otherwise modify, any of the Upstream Agreements without the prior written consent of Rain, to the extent that any such amendment, restatement or modification affects Rain’s rights or obligations under this Agreement, and (iii) it shall provide Rain with prompt notice of any claim of a breach under any of the Upstream Agreements or notice of termination of any of the Upstream Agreements, to the extent relevant to the rights or obligations of Rain under this Agreement;

8.2.2. As of the Effective Date, to the knowledge of Daiichi Sankyo, the Daiichi Sankyo Patents: (a) that are issued as of the Effective Date are, valid and in full force and effect, and there is no fact or circumstance known to Daiichi Sankyo that would cause Daiichi Sankyo to reasonably conclude that any of the issued patents in the Daiichi Sankyo Patents is invalid or unenforceable, and (b) are not the subject of any interference or opposition proceedings;

8.2.3. As of the Effective Date, there is no pending, and to the knowledge of Daiichi Sankyo, there is no threatened, action, suit, proceeding or claim by a Third Party challenging the ownership rights in, or the validity or scope of the Daiichi Sankyo Patents, or otherwise related to the Licensed Compound or Daiichi Sankyo Technology;

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EXECUTION VERSION

8.2.4. As of the Effective Date, to the knowledge of Daiichi Sankyo, none of the Daiichi Sankyo Know-How was obtained by Daiichi Sankyo in violation of any contractual or fiduciary obligation to which it or any of its employees or staff are or were bound, or by the misappropriation of a trade secret of any Third Party;

8.2.5. Unless specifically disclosed to Rain to be otherwise prior to the Effective Date, as of the Effective Date, there is no pending or threatened action, suit, proceeding or claim that was brought to Daiichi Sankyo’s attention by a Third Party in writing asserting that the use or practice of any of Daiichi Sankyo’s Know-How infringes or otherwise is violating any patents, trade secret or other proprietary right of any Third Party;

8.2.6. [***], as of the Effective Date, to the knowledge of Daiichi Sankyo, the research, development and commercialization of the Licensed Compound and Product (in the forms it exists as of or prior to the Effective Date) do not infringe or otherwise violate any patents, trade secrets or other proprietary rights of any Third Party in the Territory;

8.2.7. Disclosure Schedule attached hereto as Exhibit J sets forth a true and complete listing of all Third Parties with which Daiichi Sankyo has an agreement as of the Effective Date related to the Licensed Compound, including academic and other research collaborators;

8.2.8. As of the Effective Date, no government or other Third Party funding was used in the development of any inventions in the Daiichi Sankyo Patents;

8.2.9. Daiichi Sankyo and its Affiliates have conducted the research and development of the Licensed Compound and Product in compliance with all Applicable Laws, including as applicable GLP, GCP, and GMP and any applicable anti-corruption or anti-bribery laws or regulations; and

8.2.10. Neither Daiichi Sankyo nor its Affiliates, nor, to Daiichi Sankyo’s knowledge, any of its or their respective directors, officers, employees or agents has (a) committed an act, (b) made a statement or (c) failed to act or make statement, in any case ((a), (b) or (c)), that (i) would be or create an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the development and manufacture of any Licensed Compound or Product or (ii) could reasonably be expected to provide a basis for the FDA or any other Regulatory Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies, with respect to the development and manufacture of any Licensed Compound or Product.

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EXECUTION VERSION

8.3. Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND UNDER THIS AGREEMENT (INCLUDING WITH RESPECT TO ANY MATERIALS PROVIDED UNDER THIS AGREEMENT), EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF PATENT CLAIMS, WHETHER ISSUED OR PENDING.

8.4. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR OTHER INDIRECT DAMAGES, OR FOR LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES, ARISING OUT OF THIS AGREEMENT, WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STATUTE, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES. THE FOREGOING LIMITATION OF LIABILITY, HOWEVER, SHALL NOT LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY THE OTHER PARTY FROM AND AGAINST THIRD PARTY CLAIMS UNDER ARTICLE 9 OR DAMAGES AVAILABLE FOR BREACH OF ARTICLE 7.

9.	Indemnification.

9.1. Indemnification by Daiichi Sankyo. Daiichi Sankyo will defend, hold harmless and indemnify (collectively, “Indemnify”) Rain and its Affiliates, and its and their respective agents, directors, contractors, representatives, officers and employees (collectively, “Rain Indemnitees”) from and against any liability or expense, including without limitation reasonable legal expenses and attorneys’ fees, (collectively, “Losses”) resulting from suits, claims, actions and demands, in each case brought by a Third Party (each, a “Third-Party Claim”) to the extent arising from (a) a breach of any of Daiichi Sankyo’s representations, warranties or covenants or other obligations pursuant to this Agreement, or any negligence or willful misconduct by any Daiichi Sankyo Indemnitees in the exercise of any of Daiichi Sankyo’s rights or the performance of any of Daiichi Sankyo’s obligations under this Agreement, or (b) any research, development, sale, offer for sale or importation of any Licensed Compound or Product in the Territory by Daiichi Sankyo, its Affiliates, and/or its licensees (other than Rain), or (c) the marketing or sales activities of Daiichi Sankyo, its Affiliates, and/or its licensees (other than Rain) in the Territory after the effective date of termination of this Agreement. Daiichi Sankyo’s obligation to Indemnify the Rain Indemnitees pursuant to this Section 9.1 shall not apply to the extent that any such Losses arise from the negligence, willful misconduct or wrongful acts or omissions of any Rain Indemnitee or Rain’s breach of this Agreement.

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9.2. Indemnification by Rain. Rain will Indemnify Daiichi Sankyo and its Affiliates, and its and their respective agents, directors, contractors, representatives, officers and employees (collectively, “Daiichi Sankyo Indemnitees”) from and against any and all Losses resulting from Third-Party Claims to the extent arising from (a) a breach of any of Rain’s representations, warranties or covenants or other obligations pursuant to this Agreement, any violation of applicable law, or any negligence or willful misconduct by any Rain Indemnitees in the exercise of any of Rain’s rights or the performance of any of Rain’s obligations under this Agreement, or (b) any research, development, sale, offer for sale or importation of any Licensed Compound or Product in the Territory by Rain, its Affiliates, and/or its Sublicensees, or (c) the marketing or sales activities of Rain, its Affiliates, and/or its Sublicensees in the Territory. Rain’s obligation to Indemnify the Daiichi Sankyo Indemnitees pursuant to this Section 9.2 shall not apply to the extent that any such Losses arise from the negligence, willful misconduct or wrongful acts or omissions of any Daiichi Sankyo Indemnitee or Daiichi Sankyo’s breach of this Agreement.

9.3. Procedure. To be eligible to be indemnified hereunder, any Rain Indemnitee under Section 9.1 or Daiichi Sankyo Indemnitee under Section 9.2, as the case may be (an “Indemnitee”) seeking indemnification, must provide the indemnifying Party with prompt notice of the Third-Party Claim giving rise to the claimed indemnification obligation and must assign the exclusive ability to defend or settle any such claim to the indemnifying Party; provided, however, that the indemnifying Party may not enter into any settlement that admits fault, wrongdoing or damages on the part of the Indemnitee without such Indemnitee’s written consent, such consent not to be unreasonably withheld or delayed. The Indemnitee will cooperate with reasonable requests from the indemnifying Party, at the indemnifying Party’s expense, and will have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party. Without affecting or limiting the indemnifying Party’s right to control the defense of the Third Party Claim, if the Indemnitee elects to engage separate counsel, the Parties shall cooperate in defending and/or settling such claims.

9.4. Complete Indemnification. Indemnification under this Article 9 will include the reasonable costs and expenses of the Indemnitee relating to legal fees and expenses and damages awarded to the Indemnitee in connection with enforcement of Sections 9.1 and 9.2.

9.5. Allocation. If a claim is based in part on an indemnified claim, as described in Sections 9.1 and 9.2, and in part on a non-indemnified claim, or is based in part on a claim described in Section 9.1 and in part on a claim described in Section 9.2, any payments and reasonable attorney fees incurred in connection with such claims will be apportioned between the Parties in accordance with the degree of fault attributable to each Party.

9.6. Insurance. During the Term and for [***] thereafter, each Party will maintain a policy of insurance at levels sufficient to support its indemnification obligations, but in any case such insurance must provide adequate coverage for clinical trials liability, products liability, worker’s compensation, employer’s liability, and comprehensive general liability and consistent with the normal business practices of prudent pharmaceutical companies of similar size and scope. Upon a Party’s request, the other Party shall provide evidence of such insurance. Each Party shall

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notify the other Party of any cancellation, lapse or material change in the applicable insurance. Notwithstanding the foregoing, Daiichi Sankyo may satisfy the requirements of this Section 9.6 through a commercially reasonable program of self-insurance.

10.	Term and Termination.

10.1. Term. This Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 10, will continue in full force and effect until Rain and all of its Affiliates and Sublicensees cease all development and commercial activity related to all Licensed Compound and Products throughout the Territory (the “Term”).

10.2. Termination by Daiichi Sankyo.

10.2.1. Daiichi Sankyo may terminate this Agreement as a whole or on a country-by-country basis, without prejudice to any other remedies available to it at law or in equity, if Rain, its Affiliate, or its Sublicensee commits a material breach of this Agreement that, in the case of a material breach capable of remedy, has not been remedied within [***] of receiving a notice from Daiichi Sankyo identifying the breach and requiring its remedy, or if such material breach cannot be cured within [***], if Rain does not commence and diligently continue actions to cure such breach during such [***]; provided that if Rain disputes [***] the existence or materiality of a breach specified in a notice provided by Daiichi Sankyo within such [***] period, then Daiichi Sankyo shall not have the right to terminate this Agreement under this Section 10.2.1 unless and until the arbitrators, in accordance with Section 11.2, have determined that Rain has materially breached the Agreement and that Rain fails to cure such breach within [***] following such arbitrators’ decision. During the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. The Parties acknowledge that non-payment of sums due from Rain hereunder will be considered a material breach of this Agreement. Rain may cure any material breach by a Sublicensee by terminating the sublicense agreement with such Sublicensee within [***] of receiving a notice from Daiichi Sankyo identifying the breach.

10.2.2. To the extent permitted by law, Daiichi Sankyo may terminate this Agreement immediately upon written notice to Rain if: (a) Rain makes or seeks to make or arrange an assignment for the benefit of creditors; (b) proceedings in voluntary bankruptcy are initiated by or on behalf of Rain or proceedings in involuntary bankruptcy are initiated against Rain (and, in the case of any such involuntary proceeding, not dismissed within [***]); or (c) a receiver or trustee of Rain’s property is appointed and not discharged within [***].

10.2.3. Daiichi Sankyo may terminate this Agreement immediately upon written notice if Rain, its Affiliate, or its Sublicensees initiates or joins any challenge, whether in a court of law or in an administrative proceeding, to the validity

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or enforceability of a Daiichi Sankyo Patent; provided that if such challenge is by a Sublicensee, Daiichi Sankyo will not have the right to terminate this Agreement under this Section 10.2.3 if Rain terminates such Sublicensee’s sublicense to the Daiichi Sankyo Technology within [***] after receipt of Daiichi Sankyo’s notice. This Section 10.2.3 will not apply to (a) any such challenge that is first made in defense of a claim of patent infringement brought by Daiichi Sankyo, (b) any reexamination, reissue or similar proceeding intended to improve the validity, enforceability or scope of a Daiichi Sankyo Patent, or (c) complying with any applicable laws or regulations (including court order), including responding to compulsory discovery subpoenas or other requests for information in a judicial or arbitration proceeding.

10.3. Termination by Rain.

10.3.1. Rain may terminate this Agreement, without prejudice to any other remedies available to it at law or in equity, if Daiichi Sankyo commits a material breach of this Agreement that, in the case of a material breach capable of remedy, has not been remedied within [***] of receiving a notice from Rain identifying the breach and requiring its remedy, or if such material breach cannot be cured within such [***] period, if Daiichi Sankyo does not commence and diligently continue actions to cure such breach during such [***]; provided that (a) if the material breach relates to one or more but not all countries in the Territory, Rain may terminate this Agreement only with respect to the affected country(ies), and (b) if Daiichi Sankyo disputes in good faith the existence or materiality of a breach specified in a notice provided by Rain within such [***] period, then Rain shall not have the right to terminate this Agreement under this Section 10.3.1 unless and until the arbitrators, in accordance with Section 11.2, have determined that Daiichi Sankyo has materially breached the Agreement and that Daiichi Sankyo fails to cure such breach within [***] following such arbitrators’ decision. During the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

10.3.2. Rain may terminate this Agreement on a country-by-country basis (or region-by-region basis) or may terminate this Agreement in its entirety for bona fide material concerns regarding the (a) lack of safety for human use arising from toxicity of the Licensed Compound or Product(s), (b) lack of efficacy of the Licensed Compound or Product(s), or (c) adverse economic impact to Rain of continued development of the Licensed Product upon six (6) months prior written notice to Daiichi Sankyo. The notice under this Section 10.3.2 will specify in detail the basis for such termination, including a reasonable description of such material concern(s). Prior to the written notice of termination, Rain shall discuss [***] such material concerns with Daiichi Sankyo for [***]. Termination by Rain of its activities under this Agreement pursuant in all of the countries/regions within the Territory shall constitute termination of this Agreement in its entirety pursuant to this Section 10.3.2.

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10.4. Accrued Obligations/Survival. Expiration or termination of this Agreement for any reason does not release either Party from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination. Section 3.6.3 (Confidential Information), Section 5.9 (Late Payments), Section 5.11 (Records), Section 5.12 (Inspection of Records), Section 6.1 (Ownership of Licensed Intellectual Property), Section 6.2.2 (Rain Patents and Joint Patents), Article 7 (Confidentiality), Section 8.3 (Disclaimer of Warranties), Section 8.4 (Limitation of Liability), Article 9 (Indemnification), this Section 10.4 (Accrued Obligations/Survival), Section 10.5 (Effects of Terminations), Article 11 (Dispute Resolution), Section 12.9 (Governing Law), Section 12.10 (Submission to Jurisdiction) and Section 12.11 (Notices) shall survive expiration or termination of this Agreement for any reason.

10.5. Effects of Terminations.

10.5.1. If Rain terminates this Agreement in its entirety or with respect to a particular country in the Territory (each affected country being a “Terminated Country”) pursuant to Section 10.3.2 or Section 3.6.2, in each case:

a) If there are any ongoing clinical trials in such Terminated Country being conducted by or on behalf of Rain, its Affiliate, or its Sublicensee, at the time the notice of termination is sent, Rain will, as of the actual termination date: (i) [***] transfer, free of charge, to Daiichi Sankyo or its designee some or all of such clinical trials and the activities related to or supporting such trials; or (ii) terminate such clinical trials; in each case upon request from Daiichi Sankyo and at Daiichi Sankyo’s sole discretion. Notwithstanding the foregoing, if the clinical trials in the Terminated Country are required or useful for Regulatory Filings or permitted activities with respect to the Product outside the Terminated Country, then Rain will, upon sending written notice of its decision to terminate its activities in the Terminated Country, have the option of completing such clinical trials.

b) If requested by Daiichi Sankyo, Rain will: (i) [***] transfer to Daiichi Sankyo or its designee copies of all data, reports, records, materials that relate to the Product in such Terminated Country, (ii) provide Daiichi Sankyo or its designee with all information necessary or desirable to cross-reference or assume responsibility for any Regulatory Filings, as the case may be, in Rain’s name with respect to the Product, in such Terminated Country, and (iii) return to Daiichi Sankyo all relevant records and materials in Rain’s possession or control containing Confidential Information of Daiichi Sankyo relating solely to the Licensed Compound and the Product in such Terminated Country, provided that Rain may keep one copy of such Confidential Information for archival purposes or as may be necessary or useful in connection with Rain’s activities under this Agreement outside of the Terminated Country. If Rain elects to terminate this Agreement in its entirety, within [***] of such termination, Rain shall also provide Daiichi Sankyo with copies of all preclinical and clinical data (including investigator

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reports, both preliminary and final, statistical analyses, expert opinions and reports, safety and other electronic databases) and, subject to Section 10.5.1(c), other Know-How Controlled by Rain that is licensed to Daiichi Sankyo under Section 10.5.1(c).

c) If requested by Daiichi Sankyo after receiving a notice of termination with regard to a Terminated Country under Section 10.3.2, Rain shall grant Daiichi Sankyo an exclusive, irrevocable, fully paid up license, with the right to sublicense, under any Patents and Know-How that are Controlled by Rain that are actually being used by Rain at the time of termination in connection with the Product for Daiichi Sankyo to make, have made, use, sell, offer for sale, import and export the Licensed Compound or the Product in such Terminated Country.

d) If requested by Daiichi Sankyo, Rain shall grant and shall cause to be executed to Daiichi Sankyo an exclusive, irrevocable, fully paid up license, with the right to sublicense, to use any trademarks specific to the Product in such Terminated Country. Upon termination of this Agreement, at the request of Daiichi Sankyo, Rain shall assign and shall cause to be assigned to Daiichi Sankyo all rights in and to any trademarks owned by Rain specific to the Product(s). It is understood that such assignment will not include the Rain name or any company trademark, trade name, or logo of Rain itself.

e) The licenses granted to Rain under Section 2.1 shall terminate in the Terminated Country or throughout the Territory if this Agreement is terminated in its entirety.

f) If requested by Daiichi Sankyo, Rain will assign all sublicense agreements granted by Rain under this Agreement in the Terminated Country to Daiichi Sankyo or its designee to the extent permitted under those agreements and not adversely affecting Rain’s activities outside of the Terminated Country. If Daiichi Sankyo does not request assignment of such sublicense agreements, then such sublicense agreements shall terminate upon termination of Rain’s rights with respect to the Licensed Compound and the Product in the Terminated Country.

g) If Rain elects to terminate this Agreement in its entirety, each Party shall return all relevant records and materials in its possession or control containing the other Party’s Confidential Information, provided that each Party may keep one copy of such Confidential Information for archival purposes only.

10.5.2. If Rain terminates this Agreement in its entirety or with respect to any Terminated Country pursuant to Section 10.3.1, the licenses granted to Rain under Section 2.1 shall terminate in the Terminated Country or throughout the Territory if this Agreement is terminated in its entirety. In the event that Rain has the right to terminate this Agreement pursuant to Section 10.3.1, in lieu of terminating this Agreement Rain may, at its option, elect to keep this Agreement in effect and seek damages pursuant to Section 11.2. In such event, the arbitrators will be authorized to award an equitable reduction in payments under this Agreement to reflect the diminution of value of the Daiichi Sankyo Technology, if any, resulting from Daiichi Sankyo’s material breach of this Agreement.

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10.5.3. If Daiichi Sankyo terminates this Agreement in its entirety or with respect to any Terminated Country pursuant to Section 10.2:

a) If there are any ongoing clinical trials with respect to Product being conducted by or on behalf of Rain, its Affiliates, or its Sublicensees in the Terminated Country at the time of notice of termination, Rain will, free of charge, as of the termination date, [***] transfer some or all of such clinical trials and the activities related to or supporting such trials to Daiichi Sankyo or its designee, or terminate such clinical trials, in each case as requested by Daiichi Sankyo, or complete such clinical trials on terms as mutually agreed by both Parties. Notwithstanding the foregoing, if the clinical trials in the Terminated Country are required or useful for Regulatory Filings or permitted activities with respect to the Product outside the Terminated Country, then Rain will, upon sending written notice of its decision to terminate its activities in the Terminated Country, have the option of completing such clinical trials.

b) If requested by Daiichi Sankyo, Rain shall, free of charge, [***] assign and transfer to Daiichi Sankyo or its designee all Regulatory Filings for Product that are held by Rain or its Affiliates in the Terminated Country, and shall take such actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights under the Regulatory Filings to Daiichi Sankyo or its designee. If applicable law prevents or delays the transfer of ownership of a Regulatory Filing, Rain shall grant Daiichi Sankyo or its designee a permanent, exclusive and irrevocable right of access and reference to such Regulatory Filing in the Terminated Country for a Product, and will fully cooperate to make the benefits of such Regulatory Filings available to Daiichi Sankyo or its designee. At the request of Daiichi Sankyo, within [***] of such termination, Rain shall provide, free of charge, to Daiichi Sankyo or its designee copies of all such Regulatory Filings and of all preclinical and clinical data (including investigator reports, both preliminary and final, statistical analyses, expert opinions and reports, safety and other electronic databases) and other Know-How Controlled by Rain that are necessary for Daiichi Sankyo to submit an application for Marketing Approval for a Product in the Terminated Country.

c) Notwithstanding other provisions in this Section 10.5.2, (i) if Daiichi Sankyo terminates this Agreement in its entirety or with respect to a Terminated Country pursuant to Section 10.2.1 or Section 10.2.3, upon Daiichi Sankyo’s request, Rain shall grant Daiichi Sankyo an exclusive, irrevocable, fully paid up license, with the right to sublicense, under any Patents and Know-How that are Controlled by Rain that are actually being used by Rain at the time of termination in connection with the Product to make, have made, use, sell, offer for sale, import and export the Licensed Compounds or the Product in the Terminated Country; and (ii) if Daiichi Sankyo terminates this Agreement in its entirety pursuant to Section 10.2.2, upon Daiichi Sankyo’s request, Rain shall engage in good faith negotiation regarding the commercial terms and consideration for a separate exclusive royalty-bearing license, with the right to sublicense, under any Patents and Know-how that are Controlled by Rain that are actually being used by Rain at the time of termination in connection with the Product for Daiichi Sankyo to make, have made, use, sell, offer for sale, import and export the Licensed Compound or the Product(s).

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d) Notwithstanding other provisions in this Section 10.5.2, (i) if Daiichi Sankyo terminates this Agreement in its entirety or with respect to a Terminated Country pursuant to Section 10.2.1 or Section 10.2.3, upon Daiichi Sankyo’s request, Rain shall grant Daiichi Sankyo or its designee an exclusive, irrevocable, fully paid up license, with the right to sublicense, to use any Trademarks specific to the Product in the Terminated Country. It is understood that such assignment shall not include the Rain name or any trademark, trade name, or logo of Rain itself; and (ii) if Daiichi Sankyo terminates this Agreement in its entirety pursuant to Section 10.2.2, upon Daiichi Sankyo’s request, Rain shall engage in good faith negotiation regarding the commercial terms and consideration for an exclusive royalty-bearing license, with the right to sublicense for Daiichi Sankyo or it designee to use any Trademarks specific to the Product. It is understood that such license will not include the Rain name or any trademark, trade name, or logo of Rain itself.

e) If requested by any Sublicensee with rights to a Terminated Country, the sublicense granted to such Sublicensee in such Terminated Country will survive as a direct license from Daiichi Sankyo, and Daiichi Sankyo will enter into an agreement with such Sublicensee for such license, provided that (a) such Sublicensee is in compliance with the terms of its sublicense agreement and (b) Daiichi Sankyo shall have no obligations under such sublicense agreement beyond the obligations expressly set forth in this Agreement. If the Sublicensee does not request such direct license, then such sublicense agreement will terminate upon termination of Rain’s rights with respect to the Licensed Compound and the Product in the Terminated Country.

f) If requested by Daiichi Sankyo, Rain shall fully cooperate with Daiichi Sankyo or its designee to facilitate a smooth, orderly and prompt transition of the development and commercialization of the Product to Daiichi Sankyo or its designee in the Terminated Country upon termination. Without limiting the foregoing, and if applicable, Rain shall [***] provide Daiichi Sankyo copies of customer lists, customer data and other customer information relating to the Product in the Terminated Country, which Daiichi Sankyo shall have the right to use and disclose in connection with its development and commercialization of the Product in the Terminated Country.

g) If requested by Daiichi Sankyo upon termination of this Agreement in its entirety, Rain shall complete, or shall cause its Affiliate, to complete, all work-in-process to manufacture finished Product and will transfer any quantities of the Licensed Compound and finished Product (including work-in-process when finished) in its or its Affiliates’ possession to Daiichi Sankyo or its designee, for which Daiichi Sankyo shall reimburse Rain [***] of its (or its Affiliate’s) cost of goods within [***] of such transfer. Daiichi Sankyo will pay all shipping, insurance and customs charges associates with such transfer.

h) If Rain, or its Affiliate is manufacturing the Product at the time the termination of this Agreement in its entirety becomes effective, then Rain, or its Affiliate shall

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continue to manufacture such Product for Daiichi Sankyo, at [***] of the cost of goods plus a reasonable profit, from the date of notice of such termination until such time as Daiichi Sankyo is able to secure an acceptable alternative commercial manufacturing source, which period shall not exceed [***]. If requested by Daiichi Sankyo, Rain shall engage in good faith negotiation regarding the commercial terms and consideration for, effective upon termination of this Agreement, a separate agreement to transfer the technology necessary to manufacture the Product for sale in the Territory.

i) Upon receiving instructions from the other Party upon termination of this Agreement in its entirety, each Party shall return, and shall cause its Affiliates to return, to the other Party or destroy all relevant records and materials in its possession or control containing Confidential Information of the other Party, provided that each Party may keep one copy of such Confidential Information for archival purposes only.

10.5.4. Each Party acknowledges that the other Party’s obligations following any termination are subject to, and may be limited by, all applicable laws, rules, regulations, or contractual restrictions.

11.	Dispute Resolution.

11.1. Between the Parties. In the event of a dispute between the Parties arising out of or related to the terms of this Agreement, either Party may request that the Parties engage in good faith discussions to resolve such dispute. Within [***] of such request, each Party will appoint an appropriate representative of such Party to engage in discussions to resolve the dispute in a mutually acceptable manner. Such representative will have a reasonable level of expertise in the subject matter of the dispute and possess the requisite authority to resolve the dispute. If such representatives are unable to resolve the dispute within [***], either Party may provide a written request to submit the dispute for discussions between Executive Officers appointed by the respective Chief Executive Officers of each Party. If the Executive Officers are unable to resolve the dispute within [***] after referral, either Party may provide a written request to refer the dispute for arbitration.

11.2. Arbitration. If a dispute has not been resolved by negotiation as provided in Section 11.1, such disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by [***] arbitrators. Each Party shall nominate [***] arbitrator and the [***] party-nominated arbitrators shall nominate the [***] arbitrator, who shall serve as the presiding arbitrator, within [***] after the second arbitrator’s appointment. The seat, or legal place, of the arbitration shall be New York, New York. The language of the arbitration shall be English. The arbitrators will render their award in writing and, unless all Parties agree otherwise, will include an explanation in reasonable detail of the reasons for their award. Any arbitration award may be entered in and enforced by a court in accordance with Section 12.10. Should such courts for any reason lack jurisdiction, any court with jurisdiction may act in the same fashion. The existence, nature and results of, as well as any documents relating to, any arbitration shall be treated as Confidential Information by the

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Parties and the arbitrators, except (i) to the extent that disclosure may be required of a Party to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority, (ii) with the consent of all Parties, (iii) where needed for the preparation or presentation of a claim or defense in this arbitration, (iv) where such information is already in the public domain other than as a result of a breach of this clause, or (v) by order of the arbitrators upon application of a Party. Each Party shall have the right to seek injunctive or other equitable relief from a court of competent jurisdiction pursuant to Section 12.10 that may be necessary to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration, and such request shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate. The arbitrators will, in rendering their decision, apply the substantive law of New York, without regard to its conflict of laws provisions. The decision and/or award rendered by the arbitrators will be final and non-appealable (except for an alleged act of corruption or fraud on the part of the arbitrators).

12.	Miscellaneous Provisions.

12.1. Relationship of the Parties. Rain and Daiichi Sankyo agree that the relationship between them established by this Agreement is that of independent contractors. The Parties further agree that this Agreement does not, is not intended to, and should not be construed to establish an employment, agency, partnership, joint venture, or any other relationship between them. Except as may be specifically provided herein, neither Party has any right, power or authority, nor may they represent themselves as having any right, power or authority, to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

12.2. No Third-Party Beneficiaries. No person or entity other than Rain, Daiichi Sankyo and their respective Affiliates, permitted assignees and sublicensees may be deemed an intended beneficiary or have any right to enforce any obligation of this Agreement.

12.3. Assignments. Neither Party may assign this Agreement or any of its rights or obligations hereunder to its Affiliate or Third Party without the prior written consent of the other Party except that either Party may assign this Agreement without such consent in connection with the acquisition of all or substantially all of the assets of the assigning Party upon [***] prior written notice to the other Party. No assignment or transfer of this Agreement is valid or effective unless and until the assignee/transferee agrees in writing to be bound by the provisions of this Agreement. The terms and conditions of this Agreement will be binding on and inure to the benefit of the successors and permitted assigns of the Parties. Any attempted assignment not in accordance with the terms of this Agreement will be void.

12.4. Performance by Affiliates. Either Party may perform its obligations under this Agreement through one or more Affiliates without prior approval of the other Party. The Party will nonetheless remain solely responsible for the performance of its obligations under this Agreement by its Affiliate(s) and for any breach of the terms of this Agreement by its Affiliate(s).

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12.5. No Implied Waivers; Rights Cumulative. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement does not constitute a waiver of that right or excuse a similar subsequent failure to perform such term or condition. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver is effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, may be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by law or otherwise, are cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

12.6. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable under law in any jurisdiction, the Parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions of this Agreement will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible. A holding of invalidity, illegality or unenforceability of a provision in one jurisdiction will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

12.7. Entire Agreement; Amendments. This Agreement, together with all Exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous arrangements, whether written or oral, with respect to the subject matter contained herein, including the Bilateral Confidential Disclosure Agreement between the Parties dated January 27, 2020, and as amended on May 22, 2020 and June 16, 2020, which are hereby terminated in its entirety. Any amendment or modification to this Agreement must be made in a writing signed by both Parties.

12.8. Force Majeure. Neither Party will be liable to the other Party for failure or delay in performing of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by; epidemic, pandemic, earthquake, riot, civil commotion, rebellion; insurrection, invasion, fire, acts of God, war, terrorist acts, strike, storm, flood, or governmental acts or restriction, or other cause that is beyond the reasonable control of the affected Party. The Party affected by such force majeure must provide the other Party with full particulars thereof (including its best estimate of the likely extent and duration of the interference with its activities) as soon as it becomes aware of the same, but in no event more than [***] after becoming aware of it. The affected Party will use Commercially Reasonable Efforts to overcome the difficulties created by the force majeure and to resume performance of its obligations as soon as practicable. In such event, the Parties will meet [***] to determine an equitable solution to minimize or accommodate the effects of any such event, including the possibility of terminating this Agreement.

12.9. Governing Law. This Agreement shall be governed by, and any disputes, claims or controversies in connection with this Agreement, including any question regarding its

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EXECUTION VERSION

formation, existence, validity, enforceability, performance, interpretation or termination, shall be resolved in accordance with, the laws of the State of New York without regard to its conflict of laws rules.

12.10. Submission to Jurisdiction. Solely for the purposes set forth in Section 11.2, each Party submits to the jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York, New York County (collectively, the “Courts”), and agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of such Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Each Party may serve on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for giving notices, as provided in Section 12.11. Each Party hereto waives its right to trial of any issue by jury. Nothing in this Section 12.10, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

12.11. Notices. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by e-mail (receipt verified) or by express courier service (signature required) or [***] after it was sent by registered letter, return receipt requested (or its equivalent), provided that no postal strike or other disruption is then in effect or comes into effect within [***] after such mailing, to the Party to which it is directed at its address or e-mail address shown below or such other address or e-mail address as such Party shall have last given by notice to the other Party.

If to Daiichi Sankyo, addressed to:

Daiichi Sankyo Company, Limited

5-1 Nihonbashi-honcho 3-Chome

Chuo-ku, Tokyo 103-8426 Japan

Attention: Vice President, Business Development & Licensing

Telephone: [***]

Email: [***]

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EXECUTION VERSION

If to Rain, addressed to:

Rain Therapeutics Inc.

8000 Jarvis Avenue, Suite 204

Newark, CA 94560

USA

Attention: [***]

Telephone: [***]

Email: [***]

With a copy to: Avanish Vellanki, CEO

12.12. No Strict Construction. This Agreement has been prepared jointly by the Parties and should not be strictly construed against either Party.

12.13. Interpretation. The captions and headings in this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Sections or Exhibits mean those particular Sections and Exhibits to this Agreement and references to this Agreement include all attachments hereto. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated); (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (e) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or”; (f) words using the singular or plural number also include the plural or singular number, respectively; (g) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; and (h) the word “country” shall be construed as including administrative region (e.g., Hong Kong) and other quasi-national region as appropriate from the context.

12.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together, will constitute one and the same.

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EXECUTION VERSION

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EXECUTION VERSION

IN WITNESS WHEREOF, Rain and Daiichi Sankyo have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

DAIICHI SANKYO COMPANY, LIMITED		RAIN THERAPEUTICS INC.

Signature:	/s/ Sunao Manabe	Signature:	/s/ Avanish Vellanki

Printed Name: Sunao Manabe		Printed Name: Avanish Vellanki

Title: President and Chief Executive Officer		Title: Chairman & Chief Executive Officer